EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 22, 2017 relating to the financial statements, which appears in Avaya Holding Corp.'s Registration Statement on Form 10 for the year ended September 30, 2017.

/s/ PricewaterhouseCoopers LLP
San Jose, California
January 22, 2018